UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2021
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Exchange Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act:

Emerging growth company ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2021, ImmuCell Corporation (the “Company”) executed definitive agreements covering a loan from the Maine Technology Institute (MTI) in the aggregate principal amount of $400,000. No principal payments are due until September 2023, and the note bears no interest until July 2023, at which time principal and interest payments are due quarterly at a fixed rate of 5% per annum based on a 5.5-year amortization schedule until December 2028.

The proceeds from the loan are to be used to support, in part, the Company’s investments to increase its production capacity for the First Defense® product line, to complete the development of Re-Tain™ and to bring the formulation and aseptic filling services for Re-Tain™ in-house.

The credit facility is unsecured and subordinated to the Company’s indebtedness to Gorham Savings Bank, which senior indebtedness is secured by mortgages and security interests with respect to substantially all of the Company’s assets. The Company’s failure to make timely payments of principal and interest, or otherwise to comply with the terms of its agreements with MTI, would entitle MTI to accelerate the maturity of such debt and demand repayment in full.

The Note Purchase Agreement and the Subordinated Promissory Note executed in connection with this credit facility are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Note Purchase Agreement executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 30, 2021.

99.2	Subordinated Promissory Note for $400,000 executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2021	IMMUCELL CORPORATION

	By:	/s/ Michael F Brigham
Michael F. Brigham
President, Chief Executive Officer and
Principal Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Note Purchase Agreement executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 30, 2021.

EX-99.2	Subordinated Promissory Note for $400,000 executed by ImmuCell Corporation in favor of the Maine Technology Institute dated June 30, 2021.

3